AMENDMENT NO. 4
                               TO
                   ATLANTIC RICHFIELD COMPANY
                     EXECUTIVE DEFERRAL PLAN
                   __________________________

Pursuant  to  the  power  of  amendment  reserved  therein,   the
following  amendment  is  hereby made to the  Atlantic  Richfield
Company  Executive  Deferral Plan (the "Plan")  effective  as  of
January 1, 1997, except as otherwise indicated.

1. Article I, Section 3.1 of the Plan is amended to read as follows:

     "3.1 Account  or  Deferred  Compensation  Account  means   a
          separate bookkeeping account maintained by the Company for each Employee and which measures and determines the amounts to be paid to the Employee under the Plan for each component of Deferred Compensation. Separate subaccounts will be established for separate components of Deferred Compensation, as applicable, deferred by an Employee."

2. Article II, Section 1 of the Plan is amended to read as follows:

     "Section 1.  Eligibility and Participation

     1.1         Eligibility.  Eligibility  to  make  a  Deferral
     Commitment shall be limited to Employees who (a) (i) are eligible to receive an Award, and (ii) either are classified in the executive payroll grade structure of the Company, or are Grades 7, 8, 9 or 10 in the regular payroll grade structure of the Company, (b) are a Participant in the Executive Supplementary Savings Plan or (c) have been designated as eligible by a specific resolution of the Administrative Committee upon recommendation of the Senior Vice President, Human Resources of the Company."

3. Article III, Section 3(b) of the Plan is amended to read as follows:

     "(b) Guaranteed Interest Rate. Absent a Change of Control, in no event will the Interest Rate applicable to (i) a Participant's Account during the Participant's lifetime (including any Transferred Accounts from the Atlantic Richfield Annual Incentive Plan) be less than the Citibank Base Rate, or (ii) Transferred Accounts from the Atlantic Richfield Executive Supplementary Savings Plan be less than the Money Market Rate of interest under the Capital Accumulation Plan for the period of time commencing on the date of transfer and ending on the date the Accounts are paid."


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
4.    Effective August 1, 1997, Section 11 of Article IV  of  the
Plan is amended to read as follows:

     "Section 11.  Change Of Control

     11.1 (a) During an Anticipatory Change of Control, as defined in the Supplemental Executive Benefit Plans Trust Agreement between Atlantic Richfield Company and State Street Bank and Trust Company, as adopted on July 1, 1994 and amended from time-to-time thereafter, and incorporated herein by reference, notwithstanding any other provision to the contrary in this Plan, the following provisions shall apply:

                (i) No new participants or beneficiaries may commence participation in the Plan; and

                (ii) No new elections of distribution options or any other participant elections may be made.

          (b) Subject to the provisions of Section 11.1(c) hereof, upon a Change of Control as defined in the Supplemental Executive Benefit Plans Trust Agreement between Atlantic Richfield Company and the State Street Bank and Trust Company, as adopted on July 1, 1994 and amended from time-to-time thereafter, and incorporated herein by reference, notwithstanding any other provision to the contrary in this Plan, the following provisions shall apply:

                (i) The Independent Plan Administrator appointed under the Trust Agreement shall assume all responsibilities relating to Administration under Article Vl of the Plan with the exception that the disposition of any claim for benefits by a Participant or Beneficiary, following an initial determination by the Independent Plan Administrator, shall be the sole responsibility of the Advisory and Claims Committee established under the Trust Agreement, described above.

                (ii) No individual may commence participation following the Change of Control.

                (iii) No deferrals relating to previously elected Deferral Commitments may be made following the Change of Control, except that any Salary or Executive Supplementary Savings Plan amounts earned through the date of the Change of Control during the relevant Plan year shall be credited in accordance with the prior deferral election.

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
                (iv) Any amounts determined by the Independent Plan Administrator to be transferable to this Plan from the Atlantic Richfield Company Supplementary Executive Retirement Plan pursuant to an eligible Participant's election under such plan following a Change of Control shall be accepted by the Independent Plan Administrator and credited to the affected Participant's Deferral Account.

            (c)   Time  and  form  of  distribution  of  Deferred
     Compensation Accounts following a Change of Control:

                (i) Following a Change of Control, any prior elections with respect to the form of payment of any Deferred Compensation Account shall be canceled and the Participant will be given the option to elect, in accordance with procedures established by the Independent Plan Administrator, including the time and manner of election, distribution of the Participant's Deferred Compensation Account in one of the following forms.

                     (1)   Single payment, constituting all or  a
     portion (selected in percentages and/or amounts prescribed by the Independent Plan Administrator) of the Deferred Compensation Account, as elected by the Participant. If a portion of the Deferred Compensation Account is distributed in a single payment, the remainder will be distributed under one of the following installment methods, as elected by the
     Participant:

                    (2)  Five annual installments
                    (3)  Ten annual installments
                    (4)  Fifteen annual installments
                    (5)  Twenty annual installments

                    Absent  such election within the time  period
     determined  by  the  Independent  Plan  Administrator,   the
     Deferred Compensation Account will be distributed to the Participant in a single payment.

                (ii) Following a Change of Control, any prior elections with respect to the time of payment of any Deferred Compensation Account shall be canceled and the Participant will be given the option to elect, in accordance with procedures established by the Independent Plan Administrator, described above, distribution of the Deferred Compensation Account elected under Subparagraph (ii), at one the following times:

                     (1)  A single payment will be distributed to
     the Participant as soon as possible following the Change of Control;

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
                     (2)   The Participant may elect commencement
     of any of the installment schedules elected under Subparagraph (i) above in the January immediately following the Change of Control or any succeeding January, provided that in no event may distributions continue after the end of the 20th calendar year following a Change of Control."


Executed this 5th day of November, 1998.

ATTEST:                            ATLANTIC RICHFIELD COMPANY



BY: /s/ Armineh Simonian           BY:  /s/ JOHN H. KELLY
    --------------------              -----------------------
                                        JOHN H. KELLY
                                        Senior Vice President
                                        Human Resources

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